Exhibit 16.1

May 1, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Foxx Development Holdings Inc. under Item 4.01 of its Form 8-K dated May 1, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Foxx Development Holdings Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ● 111 West Saint John Street ● Suite 515 ● San Jose, California 95113 ● Phone 669.232.9500 ● marcumllp.com